UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 10, 2023

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Altus Power, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39798 (Commission File Number)	85-3448396 (I.R.S. Employer Identification Number)
2200 Atlantic Street, 6th Floor Stamford, CT 06902
(Address of principal executive offices and zip code)
(203) 698-0090
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	AMPS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or in Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement
On November 10, 2023, Altus Power, Inc. (“Altus Power” or the “Company”), through its subsidiary, APACF II, LLC (the “Borrower”), has entered into a Credit Agreement, dated November 10, 2023, among the Borrower, APACF II Holdings, LLC, Pass Equipment Co., LLC, each of the project companies from time to time party thereto, each of the tax equity holdcos from time to time party thereto, U.S. Bank Trust Company, National Association, U.S. Bank National Association, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and Blackstone Asset Based Finance Advisors LP, as Blackstone representative (“Blackstone”) (together with all exhibits, schedules and annexes thereto, as amended, restated, amended and restated or modified from time to time the “Credit Agreement”) (capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement).

The Credit Agreement, which matures on the fourth anniversary of the closing date of the Credit Agreement, or November 10, 2027 (the “Maturity Date”), bears interest at an annual rate of SOFR plus 3.25%. The Credit Agreement is not currently drawn upon, but once drawn upon, carries interest only payments until the Maturity Date; it also provides for mandatory prepayments in certain situations, including certain asset sales and if, on any day, the principal balance of the loans exceeds the Borrowing Base, which is calculated based on the sum of certain percentages of Construction-In-Progress Assets, Operating Projects, and Solar Panel Assets, minus the percentages of certain excess commitments.

The aggregate amount of the commitments on the closing date of the Credit Agreement is $200,000,000. The Credit Agreement also provides that the Borrower may draw amounts under the Credit Agreement so long as the borrowing base as determined by the collateral provided under the Credit Agreement together does not exceed $200 million.

Under the Credit Agreement, borrowings may be used by the Borrower to fund construction costs including equipment, labor, interconnection, as well as other development costs. Guarantors under the Credit Agreement are Altus Power and certain of its domestic subsidiaries existing now and in the future. The Credit Agreement provides for customary covenants, representations and warranties, and events of default, including failure by the Borrower to make payments on any loan when due and payable, failure in the payment of any interest, fees or other monetary obligations for three business days, violation and failure to cure breach of certain covenants and representations and warranties, and entry of one or more final judgment or orders over certain thresholds against Altus Power, the Borrower, or the guarantors under the Credit Agreement. Prepayments may be made under the Credit Agreement without premium or penalty, and repayments are otherwise payable when due, subject to certain exceptions.

Following an event of default, the Commitments shall immediately terminate and the loans (with accrued interest thereon and any Make-Whole Amount) and all other amounts owing under the Credit Agreement become immediately due and payable.

The Credit Agreement requires the Borrower to maintain restrictions on incurring indebtedness, liens or investments other than Permitted Indebtedness, Permitted Liens and Permitted Investments.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above is incorporated by reference into this item 2.03.

Item 8.01 - Other Events
On November 13, 2023, the Company issued a press release announcing its entry into the Credit Agreement. The press release is attached hereto as Exhibit 99.1.

Item 9.01 – Exhibits.

Exhibit No.	Description
10.1
Credit Agreement, dated November 10, 2023, APACF II, LLC (the “Borrower”), APACF II HOLDINGS, LLC, as Equity Holder, Pass Equipment Co, LLC, the project companies from to time party thereto, the tax equity holdcos from time to time party thereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent, U.S. BANK NATIONAL ASSOCIATION, as Document Custodian, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and Blackstone Asset Based Finance Advisors LP (“Blackstone”), as Blackstone representative for the Lenders.*

99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*This filing omits exhibits and/or schedules pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to provide a copy of any omitted exhibit/or schedule to the Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2023

Altus Power, Inc.

By:	/s/ Gregg J. Felton
Name:	Gregg J. Felton
Title:	Co-Chief Executive Officer and Director